Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of the Medstone International, Inc., (the “Company”) on Form 10-K for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David V. Radlinski, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  May 6, 2003

/s/ DAVID V. RADLINSKI

David V. Radlinski Chairman and Chief Executive Officer